Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advent Technologies Holdings, Inc. 2021 Equity Incentive Plan of our report dated March 26, 2021, with respect to the consolidated financial statements of Advent Technologies Inc., included in Amendment No. 2 to the Current Report on Form 8-K/A dated March 26, 2021 of Advent Technologies Holdings, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

June 10, 2021